Exhibit 32.1

            CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO
            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the IGENE Biotechnology, Inc. (the "Registrant") Quarterly Report on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), I, Stephen F. Hiu, President of the Registrant, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

          (1). The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: May 15, 2009                 By: /S/ STEPHEN F. HIU
                                       __________________________
                                           Stephen F. Hiu
                                           President


A  signed original of this written statement required by  Section
906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.